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                                                                    EXHIBIT 23.4


                               JIN MAO PRC LAWYERS
                              (Chinese Characters)



TO:

E-House (China) Holdings Limited
17/F Merchandise Harvest Building (East)
No. 333, North Chengdu Road
Shanghai, 200041,  People's Republic of China

Dear Sirs:

We hereby consent to the use of our name under the captions "Risk Factors," "Enforceability of Civil Liabilities," "Regulation," "Taxation" and "Legal Matters" in the prospectus included in the Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


                                            YOURS FAITHFULLY
                                            JIN MAO PRC LAWYERS



                                            Signed by: /s/ Fang Xiaojie
                                            Names:     Fang Xiaojie


                                            Date:      2008.01.25